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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Dillard's Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DILLARD'S, INC.

PROXY STATEMENT

DILLARD'S, INC.
POST OFFICE BOX 486
LITTLE ROCK, ARKANSAS 72203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DILLARD'S, INC.
POST OFFICE BOX 486
LITTLE ROCK, ARKANSAS 72203

TO THE HOLDERS OF CLASS A AND CLASS B COMMON STOCK:

        Notice is hereby given that the 2010 Annual Meeting of Stockholders of Dillard's, Inc. (the "Company") will be held at the Company's Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas on Saturday, May 15, 2010, at 9:30 a.m. CDT for the following purposes:

  1.
  To elect as directors the twelve nominees named in the attached Proxy Statement (four of whom are to be elected by Class A stockholders and eight of whom are to be elected by Class B stockholders).

  2.
  To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal 2010.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Proxy Statement.

        The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 2010, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. This Proxy Statement and the enclosed Proxy are being first mailed to Dillard's, Inc. stockholders on or about April 19, 2010.

        Your participation in the meeting is earnestly solicited. If you do not expect to be present in person at the meeting, Dillard's encourages you to vote by proxy. We have provided three options for voting by Proxy.

        Internet:    You may vote over the Internet at the www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. When you vote over the Internet, you should not return your proxy card.

        Telephone:    You may vote by telephone by calling the toll-free telephone number provided on your proxy card. When you vote by telephone, you should not return your proxy card.

        Mail:    You may vote by mail by simply signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

        The giving of a Proxy does not affect your right to revoke it later or vote your shares in person in the event you should attend the annual meeting.

By Order of the Board of Directors
PAUL J. SCHROEDER, JR. Vice President, General Counsel, Secretary

Little Rock, Arkansas
April 19, 2010

Important notice regarding the availability of proxy materials for the 2010 Annual Meeting of Stockholders to be held on May 15, 2010. The accompanying Proxy Statement and the 2009 Annual Report on Form 10-K are available at http://investor.shareholder.com/dillards/annuals.cfm

DILLARD'S, INC.
POST OFFICE BOX 486
LITTLE ROCK, ARKANSAS 72203
Telephone (501) 376-5200

April 19, 2010

PROXY STATEMENT

        The enclosed Proxy is solicited by and on behalf of the Board of Directors of Dillard's, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Saturday, May 15, 2010, at 9:30 a.m. CDT at the Company's Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas, or at any adjournment or adjournments thereof.

        Any stockholder giving a Proxy has the power to revoke it at any time before it is voted either by written revocation delivered to the Secretary of the Company or by voting again over the Internet or by telephone. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the Proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors as described herein. These proxy materials are first being mailed to stockholders on or about April 19, 2010.

        You may also obtain a copy of these proxy materials at http://investor.shareholder.com/dillards/annuals.cfm.

        If matters of business other than those described in the Proxy properly come before the Annual Meeting, the persons named in the Proxy will vote in accordance with their best judgment on such matters. The Proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the Annual Meeting to be held on May 15, 2010, or any adjournment or adjournments thereof.

        The cost of soliciting Proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit Proxies by telephone, fax, email or other electronic means, or in person. These persons will receive no compensation other than their regular salaries.

 OUTSTANDING STOCK; VOTING RIGHTS;
VOTE REQUIRED FOR APPROVAL

        The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 2010, will be entitled to notice of, and to vote at, the meeting. At that date, there were 66,764,662 shares of the Company's Class A Common Stock outstanding ("Class A Common Stock") and 4,010,929 shares of the Company's Class B Common Stock outstanding ("Class B Common Stock" and, together with Class A Common Stock, "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date is required to establish a quorum at the Annual Meeting.

        If a quorum is established, each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote on the matters presented at the meeting for each share standing in his name except that the holders of Class A Common Stock are empowered as a class to elect one-third of the directors serving on the Company's Board of Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the directors serving on the Company's Board of Directors. Stockholders will not be allowed to vote for a greater number of nominees than those named in this Proxy Statement. Nominees for Director of each class, to be elected, must receive the affirmative vote of a majority of the shares of that respective class outstanding and eligible to vote in the election. Cumulative voting for Directors is not permitted.

        The vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy and having voting power is required for the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

        Abstentions will have the effect of a vote against each nominee in the election of directors (Proposal 1) and a vote against the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

        Brokers holding shares for individual stockholders must vote according to specific instructions they receive from each such individual stockholder. If specific instructions are not received, in some cases brokers may vote these shares in their discretion. However, the New York Stock Exchange (the "NYSE") precludes brokers from exercising voting discretion on certain proposals designated under NYSE rules as being "non-routine" without specific instructions from the individual stockholder. This results in a "broker non-vote" on such a proposal. The election of directors (Proposal No. 1) is considered a non-routine matter under applicable NYSE rules. As such, a broker cannot vote without instructions from the individual stockholder and, therefore, an undetermined number of broker non-votes may occur on Proposal No. 1. Broker non-votes will have the effect of a vote against the nominees in the election of Directors (Proposal No. 1). The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2010 (Proposal No. 2) is considered a routine matter under applicable NYSE rules. Therefore, brokers will be permitted to vote the shares of the individual stockholders without instructions, and no broker non-votes will exist in connection with Proposal No. 2.

        All Proxies related to shares held of record as of March 31, 2010, other than those held through the Dillard's, Inc. Investment & Employee Stock Ownership Plan ("401(k) Plan"), must be submitted in accordance with the instructions on the proxy card and received by no later than 11:59 p.m. Eastern Time on May 14, 2010, and no Proxy received after that date and time will be voted by management at the Annual Meeting. If a stockholder holds Company shares through the 401(k) Plan, such stockholder is entitled to instruct Merrill Lynch Bank & Trust Co., FSB, Trustee for the 401(k) Plan, on how to vote such shares, provided that his or her voting instructions are submitted in accordance with the instructions on the proxy card and received by no later than 11:59 p.m. Eastern Time on May 13, 2010.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

        The following table sets forth certain information regarding persons known to the Company to beneficially own five percent (5%) or more of a class of the Company's outstanding voting securities as of the close of business on January 30, 2010.

Name and Address	Class	No. of Shares Owned		Percent Of Class(1)
Dillard's, Inc. Retirement Trust	Class A	16,727,601	(2)	24.0%
1600 Cantrell Road
Little Rock, AR 72201
Southeastern Asset Management, Inc.	Class A	9,161,748	(3)	13.1%
6410 Poplar Avenue, Suite 900
Memphis, TN 38119
Donald Smith & Co., Inc.	Class A	6,952,339	(4)	10.0%
152 West 57th Street
New York, NY 10019
Dimensional Fund Advisors LP	Class A	4,390,294	(5)	6.3%
Palisades West
Building One
6300 Bee Cave Road
Austin, TX 78746
W.D. Company, Inc.(6)	Class A	41,496		0.1%
1600 Cantrell Road	Class B	3,985,776		99.4%
Little Rock, Arkansas 72201

(1)
At January 30, 2010 there were a total of 69,821,021 shares of the Company's Class A Common Stock and 4,010,929 shares of the Company's Class B Common Stock outstanding.

(2)
Based on information contained in Schedule 13G filed February 12, 2010 with the Securities and Exchange Commission.

(3)
Based on information contained in Schedule 13G filed jointly on March 17, 2010 with the Securities and Exchange Commission by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Small-Cap Fund and O. Mason Hawkins. According to the Schedule 13G, with respect to the 9,161,748 shares reported to be beneficially owned at March 16, 2010, Southeastern reported shared voting power and dispositive power as to 9,050,748 shares and sole dispositive power, but no voting power, as to 111,000 shares; and Longleaf Partners Small-Cap Fund reported shared voting power and dispositive power as to 9,050,748 shares.

(4)
Based on information contained in Schedule 13G filed jointly on February 11, 2010 with the Securities and Exchange Commission by Donald Smith & Co., Inc., Donald Smith, Richard Greenberg, Kamal Shah, Rolf Heitmeyer, Jon Hartsel and the Donald and Paula Smith Family Foundation, stating that each has sole dispositive power over all reported shares. The Schedule 13G reports that Donald Smith & Co., Inc. has sole voting power as to 3,495,039 shares, Donald Smith has sole voting power as to 15,900 shares; Richard Greenberg has sole voting power as to 30,000 shares, Kamal Shah has sole voting power as to 750 shares, Rolf Heitmeyer has sole voting power as to 750 shares, Jon Hartsel has sole voting power as to 5,000 shares, and the Donald and Paula Smith Family Foundation has sole voting power as to 200,000 shares.

(5)
Based on information contained in Schedule 13G filed February 8, 2010 with the Securities and Exchange Commission.

(6)
William Dillard, II, Chairman and Chief Executive Officer of the Company, Alex Dillard, President, and Mike Dillard, Executive Vice President, are officers and directors of W.D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of W.D. Company, Inc.

 SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the number of shares of Class A and Class B Common Stock of the Company beneficially owned by each director, each nominee, each of the executive officers named under "Executive Compensation" and the directors and executive officers, as a group, as of March 31, 2010:

	Class A Shares			Class B Shares
Name	Amount(1)		% of Class	Amount(1)		% of Class
Robert C. Connor	64,129	(2)	0.1%	—		*
Alex Dillard(3)	1,832,875	(4)	2.7%	3,985,776	(4)	99.4%
Mike Dillard(3)	1,272,035	(4)	1.9%	3,985,776	(4)	99.4%
William Dillard, II(3)	1,538,262	(4)	2.3%	3,985,776	(4)	99.4%
James I. Freeman	737,192	(5)	1.1%	—		*
H. Lee Hastings	10		*
Peter R. Johnson	43,536	(6)	0.1%	—		*
R. Brad Martin	107,500		0.2%	—		*
Drue Matheny	656,986	(7)	1.0%	—		*
Frank R. Mori	10,000		*	—		*
Warren A. Stephens	146,536	(8)	0.2%	—		*
J. C. Watts, Jr.	10,500		*
Nick White	37,000		0.1%	—		*
All Nominees, Directors & Executive Officers as a Group (a total of 19 persons)	6,953,538	(9)(10)	10.0%	3,985,776	(9)	99.4%

*
Denotes less than 0.1%

(1)
Based on information furnished by the respective individuals.

(2)
Includes nine shares owned by Mr. Connor's wife. Robert C. Connor owns 39,120 shares of Class A Common Stock and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(3)
William Dillard, II, Alex Dillard and Mike Dillard are directors and officers of W. D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of such company.

(4)
Includes 41,496 shares of Class A Common Stock and 3,985,776 shares of Class B Common Stock owned by W. D. Company, Inc., in which William Dillard, II, Alex Dillard and Mike Dillard are each deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. See "Security Ownership of Certain Beneficial Owners." William Dillard, II individually owns 869,083 shares of Class A Common Stock and has the right to acquire beneficial ownership of 627,683 shares pursuant to currently exercisable options granted under Company stock option plans. Alex Dillard and his wife individually own 777,509 and 36,000 shares, respectively, of Class A Common Stock; he has sole voting power with respect to 29,434 shares held in trust, has shared voting power with respect to 321,229 shares held in trust and has the right to acquire beneficial ownership of 627,207 shares pursuant to currently exercisable options granted under Company stock option plans. Mike Dillard individually owns 492,436 shares of Class A Common Stock; his wife has sole voting power with respect to 610 shares held in trust; he has sole voting power with respect to 54,705 shares held in trust, has shared voting power with respect to 321,229 shares held in trust and has the right to acquire beneficial ownership of 361,559 shares pursuant to currently exercisable options granted under Company stock option plans.

(5)
James I. Freeman owns 422,259 shares of Class A Common Stock, has sole voting power with respect to 14,933 shares held in a charitable trust and has the right to acquire beneficial ownership of 300,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(6)
Peter R. Johnson owns 18,536 shares of Class A Common Stock and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(7)
Drue Matheny owns 299,066 shares of Class A Common Stock and has the right to acquire beneficial ownership of 357,920 shares pursuant to currently exercisable options granted under Company stock option plans. She owns 7.3% of the outstanding voting stock of W.D. Company, Inc., but is not an officer or director. Therefore, she is not deemed to have a beneficial interest in any Dillard's, Inc. shares owned by W.D. Company, Inc.

(8)
Warren A. Stephens owns 21,536 shares of Class A Common Stock in trust, controls 100,000 shares held by Stephens Investment Holdings LLC and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(9)
The shares in which William Dillard, II, Alex Dillard and Mike Dillard are deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. and certain trusts have been included in this computation only once and were not aggregated for such purpose.

(10)
Includes the right to acquire beneficial ownership of 2,879,369 shares pursuant to currently exercisable options granted under Company stock option plans.

 PROPOSAL 1. ELECTION OF DIRECTORS

        The number of directors that will serve on the Company's Board for the ensuing year is currently set at twelve but may be changed from time to time in the manner provided in the Company's by-laws. Class A stockholders are entitled to vote for the election of four Directors and Class B stockholders are entitled to vote for the election of eight Directors. The Board recommends that each nominee identified below be elected at the Annual Meeting. The principal occupation, public company directorships held currently or during the last five years, and other background information about the nominees, including a discussion of the specific experience, qualifications, attributes, and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director, is set forth on the following pages.

Class A Nominees

        R. Brad Martin, 59, was elected a Director of the Company in 2008 and has served on the Audit Committee of the Board of Directors (the "Audit Committee") since his election. He also serves on the Boards of Directors of First Horizon National Corporation, Lululemon Atheletica and Ruby Tuesday, Inc. He is a former Director of Gaylord Entertainment, Inc. Mr. Martin spent the 1970s and 1980s as a Tennessee state representative. Mr. Martin's retail experience began with Proffitt's Inc. in 1984 which later became Saks, Inc. where he served as General Merchandise Manager, President, Chief Executive Officer and Chairman. That company's midmarket regional stores operated under the names Proffitt's, McRae's, Younkers, Parisian, Herberger's, Carson Pirie Scott, Boston Store, Bergner's, and Saks Off 5th, along with a mail-order business, Folio, and the luxury chain Saks Fifth Avenue. Saks Incorporated is listed on the New York Stock Exchange. Mr. Martin retired from his position as Chairman of the Board of Saks, Inc in 2007. Mr. Martin's broad ranging experience in the department store segment of the retail industry enables the Board to gain a long term perspective on the trends and issues facing the Company.

        Frank R. Mori, 69, has served as a Director since 2008. Mr. Mori is Co-Chief Executive of Takihyo, LLC, a private investment firm headquartered in New York City. He has previously served as CEO and Director of Donna Karan International, Inc. and Anne Klein & Co., Inc. He also served on the Board of The Stride Right Corporation until 2007. Mr. Mori offers the Board the broad knowledge and perspective of a fashion vendor combined with overseas sourcing and manufacturing experience.

        J.C. Watts, Jr., 52, served previously on the Board from 2003 until 2008 as a member of the Audit Committee. He was unanimously elected by the Board to fill the remaining term of James A. Haslam, III who resigned in August 2009. He formerly served on the Boards of Directors of Burlington Northern Santa Fe Corporation, Clear Channel Communications, Inc. and Terex Corporation. Mr. Watts is the Chairman of the J.C. Watts Companies which provide both consulting and advocacy services. Mr. Watts was elected to the U.S. Congress from the fourth district of Oklahoma in 1994. In 1998, he was elected chairman of the Republican Conference, in the U.S. House of Representatives. He served for eight years on the House Armed Services Committee. He authored legislation to create the House Select Committee on Homeland Security, a committee on which he later served. He also served on the House Transportation and Infrastructure Committee as well as the House Banking Committee. He led two congressional trade missions to Africa. Watts co-authored the American Community Renewal and New Markets Act and authored the Community Solutions Act of 2001. He also crafted legislation with Congressman John Lewis to establish a Smithsonian museum of African American history. He has served as an analyst on national television news programs and writes a twice monthly column for more than a dozen newspapers. Mr. Watts led a U.S. delegation to Vienna, Austria, at the request of President Bush and Secretary of State Powell, to the Organization for Security and Cooperation in Europe Conference on Racism, Discrimination and Xenophobia and accompanied President Bush on his historic trip to Africa. He co-founded the Coalition for AIDS Relief in Africa and served on the Board of Africare. He has also created the J.C. and Frankie Watts

Foundation to focus on urban renewal and other charitable initiatives. Mr. Watts brings to the Board not only an understanding and sensitivity to the political and cultural issues which the Company regularly faces but also a wealth of knowledge of the regulatory environment which continues to grow and affect the Company's operations.

        Nick White, 65, was elected to the Board of Directors in 2008. He also serves on the Board of Directors of Pep Boys—Manny, Moe & Jack. Since 2000 Mr. White has been President and CEO of White and Associates, an international retail solutions firm offering retail clients consulting services encompassing strategy, partnerships, logistics and concepts. Mr. White began his retail career in 1968 with Spartan-Atlantic Department Stores while still attending college and following a tour in Vietnam with the United States Marine Corps. In 1973 he joined Wal-Mart Stores, Inc. as an Assistant Store Manager. From 1985 to 1990 he was General Manager of Sam's Clubs and in 1990 he was named an Executive Vice-President of Wal-Mart Stores, Inc. and General Manager of the Supercenter Division, positions he held until his retirement in 2000. While at Wal-Mart he served on both the Executive Committee and the Real Estate Committee. Mr. White has made significant contributions to the Board as a result of his extensive knowledge of sourcing, logistics, store operations and merchandising.

Class B Nominees

        Robert C. Connor, 68, was elected a Director of the Company in 1987 and serves as Chairman of the Audit Committee. He began his banking career in Dallas, Texas at the Mercantile National Bank and was elected Vice President of the Citizens Bank of Jonesboro, Arkansas in 1970. He was elected President of The Union National Bank of Arkansas and The Union of Arkansas Corporation in 1976. He served on the Board of Sage Telecom in Allen, Texas and is currently a private investor. Mr. Connor's long career of leadership in the banking industry makes him particularly well suited to serve on the Audit Committee as well as to share his knowledge and insights concerning the credit markets with the Board.

        Alex Dillard, 60, is President of Dillard's, Inc., has been a member of the Company's Board of Directors since 1975 and serves on the Executive Committee of the Board of the Directors (the "Executive Committee"). Mr. Dillard has been involved in virtually every aspect of operations and merchandising for the Company for over 37 years and previously served as Executive Vice President of the Company. He has served as a Director for the University of Arkansas for Medical Sciences Foundation Fund, Philander Smith College and board member for Union Bank and Worthen Bank in Little Rock and First National Bank of Ft. Worth, Texas. Mr. Dillard's understanding of both the merchandising as well as the operational aspects of the retail business have enabled the Board to more effectively gain a broad overview of the day-to-day processes involved in the operation of the Company.

        Mike Dillard, 58, is an Executive Vice-President of the Company and currently heads one of the largest merchandising portions of the Company's business. He has been a member of the Company's Board of Directors since 1976. Mr. Dillard has played many roles for the Company, working part-time while a student and devoting his entire professional career to Dillard's, Inc. His understanding of the unique regional characteristics of merchandising in the many different geographic regions of the country have assisted the Board in its efforts to guide the business to meet the needs of its varied customer base.

        William Dillard, II, 65, is the Chairman of the Board and Chief Executive Officer of Dillard's, Inc and serves on the Executive Committee of the Board. He is the son of William T. Dillard, the Company's late founder and has served on the Board of Directors since 1967. Mr. Dillard has been involved in almost every aspect of the Company's operations, working part-time while in school and full-time for over 40 years. He was formerly President and Chief Operating Officer of the Company. Mr. Dillard also serves on the Boards of Directors of Acxiom Corporation and Barnes & Noble, Inc. Mr. Dillard's numerous years of service to the Company and as a Board member for other public companies provides the Board with extensive experience in the retail industry, the operations of the Company, publicly traded companies and general business experience. In addition, his expertise with respect to real estate matters and store location enables him to provide the Board with leadership and insight into this critical aspect of the Company's business.

        James I. Freeman, 60, is Senior Vice President and Chief Financial Officer of the Company. He has been a member of the Board of Directors since 1991 and serves on the Executive Committee of the Board. Mr. Freeman joined Dillard's in 1988. He entered the accounting profession in 1972. He practiced as a certified public accountant and formerly served as a member of the Management Committee of BKD, LLP, one of the largest accounting firms in the nation. As Chief Financial Officer of the Company, Mr. Freeman has extensive experience overseeing the Company's financial reporting processes, internal accounting and financial controls, and independent auditor engagements. This unique experience provides Mr. Freeman the ability to regularly advise the Board regarding current and proposed accounting issues, financial matters and regulations that affect the Company's operations.

        H. Lee Hastings, 55, is President and Chief Operating Officer of Hastings Holdings Inc.. The holding company operates several subsidiaries which are engaged in banking, real estate, manufacturing and other businesses. The banks are operated by another holding company, State Holding Co. Inc. The manufacturing company, ABC Logistics, Inc., sells industrial and residential fasteners throughout the world. The Hastings Holdings, Inc. also operates two Arkansas liquor distributing companies, Moon Distributors and Central Distributors in addition to several other unrelated businesses. Mr. Hastings has extensive experience in the international import-export market and will be in a position to contribute valuable advice to the board with respect to the Company's international sourcing efforts.

        Drue Matheny, 63, has been a member of the Company's Board of Directors since 1994. She is an Executive Vice-President who is based in Ft. Worth, Texas and directs one of the largest merchandising portions of the Company. Since joining Dillard's in 1968, Ms. Matheny has overseen every aspect of the Company's various merchandising functions. She brings to the Board a deep understanding of the exacting tastes and preferences of the Dillard's customer.

        Warren Stephens, 53, was elected to the Board in 2002 and serves on the Stock Option and Executive Compensation Committee. He is Chairman, President and Chief Executive Officer of Stephens Inc. In 1981, Mr. Stephens joined Stephens Inc. and, in 1986, he became President. In 2006, Mr. Stephens acquired 100 percent of the outstanding shares of Stephens Inc. Stephens Inc. focuses on investment banking, wealth management, capital management, private equity, institutional sales and trading, research, and insurance. Mr. Stephens' knowledge and understanding of sophisticated financial markets has been invaluable to the Board when dealing with a wide range of issues from investment decisions to credit and finance matters to the strategic positioning of the Company.

        Mr. Peter R. Johnson, who is currently serving as a director of the Company, will not be standing for re-election at the Annual Meeting. Mr. Hastings has been nominated to fill the vacancy resulting from Mr. Johnson's decision to not stand for re-election. With the exception of Mr. Hastings, each of the nominees is currently serving as a director of the Company. With the exception of Mr. Watts, each nominee currently serving as a director of the Company was elected at the 2009 Annual Meeting of Stockholders. Mr. Watts was appointed by the Board in August 2009.

        William Dillard, II, Drue Matheny, Alex Dillard and Mike Dillard are siblings.

        Directors are to be elected at the Annual Meeting for a term of one year and until the election and qualification of their successors. Once elected, our Directors have no ongoing status as "Class A" or "Class B" Directors and have the same duties and responsibilities to all stockholders. The Proxies solicited hereby will be voted "FOR" the election of the nominees identified in this Proxy Statement as directors of the Company unless otherwise instructed. Management does not know of any nominee who will be unable to serve, but should any nominee be unable or decline to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes.

Information regarding the Board and its Committees

        The Company qualifies as a "controlled company" under the NYSE corporate governance rules due to the ownership by W.D. Company, Inc. of shares of Class B Common Stock allowing it to cast more than 50% of votes eligible to be cast for the election of two-thirds of the Directors of the Company. In accordance with a provision in NYSE rules for controlled companies, the Company has elected not to comply with NYSE corporate governance rules that provide for (i) a majority of the Board of Directors being composed of independent directors, (ii) a nominating/corporate governance committee comprised solely of independent directors and (iii) a compensation committee comprised solely of independent directors.

        Directors Nominations.    As provided in the Company's by-laws, the Executive Committee of the Board of Directors is responsible for nominating nominees to stand for election at each annual meeting of stockholders. Stockholders may also nominate a director nominee pursuant to the Company's by-laws.

        The Company's by-laws provide that nominations to represent Class A stockholders on the Company's Board of Directors shall be of independent persons only. For these purposes, the Company's by-laws define "independent" as a person who: (i) has not been employed by the Company or an affiliate in any executive capacity within the last five years; (ii) was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants; (iii) is not employed by a significant customer, supplier or provider of professional services; (iv) has no personal services contract with the Company; (v) is not employed by a foundation or university that receives significant grants or endowments from the Company; (vi) is not a relative of the management of the Company; (vii) is not a stockholder who has signed stockholder agreements legally binding him to vote with management; and (viii) is not the chairman of a company on which Dillard's, Inc. Chairman or Chief Executive Officer is also a board member. All of the nominees to represent Class A stockholders listed above qualify as independent persons as defined in the Company's by-laws. In addition, the Board has determined that each of the Class A nominees, as well as Robert C. Connor and H. Lee Hastings who are Class B nominees, qualify as independent directors in accordance with the NYSE corporate governance rules. Peter R. Johnson, who has served as a Class B Director since 2004 but is not standing for election in 2010, also qualified as an independent director in accordance with the NYSE corporate governance rules.

        In nominating a slate of directors, the objective is to select individuals with skills and experience that can be of assistance in operating the Company's business. The following core criteria are considered in nominating each candidate:

  •
  Integrity.  Only persons who have demonstrated in their professional lives the highest ethical standards, maturity and responsibility will be considered.

  •
  Experience.  A director should have business experience relevant to the Company's business.

  •
  Judgment and Knowledge.  A director should have the ability to assess the Company's strategy, business plan, and key issues to evaluate the performance of management and to evaluate the Company's financial and operating reports and to provide meaningful analysis of the Company's financial position.

  •
  Time and Commitment.  Board members must have sufficient time available to become acquainted with the Company, to prepare for Board and committee meetings, and to attend meetings.

        Candidates who individually possess knowledge, experience and skills in at least one of the following are sought: accounting and finance, business judgment, management, crisis response, industry knowledge or strategy and vision. Diversity is an important consideration in Board composition and is discussed as a factor in connection with each candidate.

        In order for a Company stockholder to nominate a director nominee, the stockholder must provide notice of such nomination to the Company's Corporate Secretary and the notice must be received by the Company's Secretary at the principal executive office of the Company no more than 90 days, and no less than 60 days, before the Annual Meeting. The notice must set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company's Common Stock which are beneficially owned by such person and (iv) any other information relating to such person that is required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Such notice must also set forth the name and address, as they appear on the Company's books, of the stockholder giving the notice and the class and number of shares of the Company's Common Stock which are beneficially owned by such stockholder.

        Director Meetings.    The Board of Directors met four times during the Company's last fiscal year, on March 3, May 15, August 25 and November 17, 2009. During the last fiscal year, all of the individuals serving as director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which they served. The Company has a policy that encourages each Board member to attend the Company's annual stockholders' meeting. Robert C. Connor, William Dillard, II, Alex Dillard, Mike Dillard, James I. Freeman, Peter R. Johnson, Drue Matheny and Nick White were in attendance at the Company's annual meeting of stockholders held on May 16, 2009.

        Executive Sessions; Presiding Director.    As required by the NYSE listing standards, our non-management directors meet in executive session at which only non-management directors are present on a regularly scheduled basis. Our non-management directors choose the presiding director by majority vote. The presiding director is responsible for, among other things, presiding at the executive session of the independent directors for which he or she is chosen to serve and apprising the Chairman of the issues considered at such meetings.

        Communications with Directors.    Stockholders and other interested persons may contact individual directors, any Board committee, the non-management directors as a group or the Board as a whole, at any time. Your communication should be sent to the individual Director, the "Non-Management Members of the Board of Directors" or the "Board of Directors," as applicable, at 1600 Cantrell Road, Little Rock, Arkansas 72201. In general, any communications delivered to the corporate office for forwarding to the Board of Directors or specified Board members will be forwarded in accordance with its instructions. However, prior to the communications being forwarded to the Board member, the Corporate Secretary reviews communications and reserves the right not to forward to Board members any inappropriate materials.

        Code of Conduct.    The Board has adopted Corporate Governance Guidelines and a Code of Conduct that applies to all Company employees including the Company's executive officers, and, when appropriate, the members of the Board. The current version of these corporate governance documents is available free of charge on the Company's Web site at www.dillards.com and are available in print to any stockholder who requests copies by contacting Julie J. Bull, Director of Investor Relations, at 1600 Cantrell Road, Little Rock, AR 72201.

        Board Committees.    The Board of Directors has a standing Audit Committee and Stock Option and Executive Compensation Committee (the "Compensation Committee"). Each of the Audit

Committee and Compensation Committee has adopted a written charter, both of which are available on the Company's website at www.dillards.com.

        The Audit Committee members are Robert C. Connor, Chairman, Peter R. Johnson and R. Brad Martin. The Board of Directors has determined that Peter R. Johnson is an "audit committee financial expert" and is independent of management as defined under the rules of the Securities and Exchange Commission ("SEC"). Because Mr. Johnson is not standing for re-election at the Annual Meeting, the Board of Directors will appoint a new member to the Audit Committee to replace Mr. Johnson and designate at least one member of the Audit Committee as an "audit committee financial expert" as defined under the rules of the SEC at its next regularly scheduled meeting. The Audit Committee held ten meetings during fiscal 2009.

        The Compensation Committee members are Peter R. Johnson, Chairman, Warren A. Stephens and Nick White. Because Mr. Johnson is not standing for re-election at the Annual Meeting, the Board of Directors will appoint a new member to the Compensation Committee to replace Mr. Johnson and designate a member of the Compensation Committee to serve as its chairman. The Compensation Committee held three meetings during fiscal 2009.

        Board's Leadership Structure.    The Company does not have a policy mandating that the roles of Chairman and Chief Executive Officer be combined or separate. Currently, the Board has elected William Dillard, II, the Company's Chief Executive Officer, to serve as its Chairman. The Board believes that this structure is best suited to the interests of the Company and the stockholders because it enables Mr. Dillard to be personally involved in every aspect of leading the Company. The Board believes that Mr. Dillard is uniquely qualified to serve as Chairman because his extensive experience with the Company (over 40 years of service) provides him with the long term perspective that builds stockholder value and protects the long term interests of the stockholders. In this capacity he sets the Board agenda, regularly communicates with the Board members and chairs the Board meetings and the annual stockholders meeting.

        Mr. Alex Dillard, the Company's President and a fellow Board member, assists Mr. William Dillard, II in the day-to-day supervision of the Company's business, which provides other members of the management team ready access to and the benefit of their combined deep understanding of the cycles and challenges of the retail industry. The close working relationship between the CEO and President also gives the Board and the Company's stockholders a veteran leadership team that can address issues quickly and seamlessly.

        The Company has no lead independent Director. However, the non-management directors designate one of the independent directors to preside over their executive sessions.

        Board's Role in Risk Oversight.    While the Company's management has the primary responsibility for managing risks facing the Company, the Board as a whole is actively involved in and is responsible for the oversight of risk management. The Board's primary goal is to ensure that the risk management processes designed and implemented by the Company's management are effective.

        The Audit Committee is responsible for oversight of the quality and integrity of the Company's financial statements, internal controls and compliance with legal and regulatory requirements and reviews the annual risk assessment report prepared by the Company's internal audit group which reports directly to the Audit Committee. Based on the annual risk assessment, the Audit Committee is charged with studying or investigating any matter of interest or concern that it deems appropriate that could have a material effect on the Company's financial statements. It also reviews reports describing any anonymous calls made to the Company's "Ethics Hotline," together with any other reports of disciplinary or other action taken with respect to material breaches of the Company's Code of Conduct. In its investigatory capacity, the Audit Committee has the authority to retain outside legal, accounting or other advisors, including the authority to approve the fees payable to such advisors and any other terms of retention. The Audit Committee is also given unrestricted access to the Company's internal audit group, Board members, executive officers and independent accountants to the extent necessary to carry out its oversight responsibilities. While acting in this capacity, the Audit Committee has the full authority of the Board.

        The Compensation Committee is responsible for reviewing any risks arising from the Company's compensation policies, particularly with respect to the issue of encouraging inappropriate risk taking by executive management. In assessing compensation-related risks, the Compensation Committee may investigate any matter related thereto, is given full access to all books, records, facilities and personnel of the Company and, when appropriate, may hire outside legal, accounting or other experts or advisors to assist the Compensation Committee with its work.

2009 Director Compensation

        Prior to May 2009, nonemployee Directors receive an annual cash retainer of $45,000 as well as $2,500 for attendance in person at each meeting of the Board. Audit Committee members received $2,500 for attendance in person at each meeting of the Audit Committee, and Compensation Committee members received $1,500 for attendance in person at each meeting of the Compensation Committee. Members of the Board, Audit Committee and Compensation Committee received $500 for participating in each telephonic meeting. Committee chairmen received an additional annual retainer of $20,000.

        In May 2009, the Board revised its compensation structure in order to eliminate the requirement to compensate Directors for attendance at Board and Committee meetings. Instead, nonemployee Directors received an annual cash retainer of $75,000 as well as 7,000 restricted shares of the Company's Class A Common Stock. The Board did not alter its practice of paying Committee chairmen an additional annual retainer of $20,000.

        The following table summarizes the compensation paid by the Company to nonemployee Directors for the fiscal year ended January 30, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert C. Connor	$108,000	$53,900	$—	$—	$—	$—	$161,900
R. Brad Martin	86,000	53,900	—	—	—	—	139,900
Frank R. Mori	77,500	53,900	—	—	—	—	131,400
Peter R. Johnson	109,000	53,900	—	—	—	—	162,900
Warren A. Stephens	81,500	53.900	—	—	—	—	135,400
J.C. Watts, Jr.(2)	37,500	39,970					77,470
Nick White	80,000	53,900	—	—	—	—	133,900

(1)
The amounts in the "Stock Awards" column represent the grant date fair value of the stock awards made in fiscal 2009, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, and is equal to the closing market price of 7,000 shares on the date of grant.

(2)
Mr. Watts began serving as a Nonemployee Director in August 2009 and received a retainer of $37,500 as well as 3,500 restricted shares of the Company's Class A Common Stock.

        Employee Directors are not compensated for their service on the Board or attendance at Board meetings.

Compensation Committee Interlocks and Insider Participation

        Peter R. Johnson, Warren A. Stephens and Nick White each served on the Compensation Committee during fiscal 2009. None of the members of the Compensation Committee were during fiscal 2009 or ever has been an officer or employee of the Company. With the exception of transactions described as Items 3 and 4 under "Certain Relationship and Transactions", none of the members of the Compensation Committee participated in a transaction requiring disclosure under Item 404 of Regulation S-K. During fiscal 2009, no member of the Compensation Committee, nor any other director of the Company, served as an executive officer of any entity on whose board of directors an executive officer of the Company served as a director.

Board Recommendation

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SLATE OF DIRECTORS NOMINATED BY THE BOARD. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

        Approval of a nominee to serve as a Class A Director requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock. Approval of a nominee to serve as a Class B Director requires the affirmative vote of a majority of the outstanding shares of Class B Common Stock.

        Stockholders are not entitled to cumulative voting with respect to the election of Directors. The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unavailable for election, all proxies will be voted for the election of a substitute nominated by the Executive Committee, or the Board as a whole, in accordance with the Company's by-laws.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and certain other executive officers who were the three most highly compensated in fiscal year 2009. These individuals, referred to as "named executive officers" or "NEOs," are identified below:

  •
  William Dillard, II, Chief Executive Officer

  •
  Alex Dillard, President

  •
  Mike Dillard, Executive Vice President

  •
  Drue Matheny, Executive Vice President

  •
  James I. Freeman, Senior Vice President and Chief Financial Officer

This section should be read in conjunction with the detailed tables and narrative descriptions under the section titled "Executive Compensation" in this Proxy Statement.

Objectives, Purposes and Rewards of Our Compensation Program

        Our compensation program is designed to maintain our competitive position in our industry by providing benefits equivalent to those offered by our leading competitors. The program's objectives are to:

  •
  Provide compensation opportunities that are equivalent to those offered by comparable companies, thereby allowing the Company to compete for and retain talented executives who are critical to our long-term success;

  •
  Motivate executive officers by rewarding them for attainment of profitability of the Company; and

  •
  Align the interests of executives with the long-term interests of stockholders by awarding equity-based compensation in the form of stock option grants and participation in retirement, stock option and stock bonus plans thus encouraging stock ownership by our executives.

We have designed our compensation programs to attract, retain and motivate talented individuals and encourage these individuals to engage in behaviors necessary to enable us to succeed in creating stockholder value in a highly competitive marketplace.

Elements of Compensation

        Our compensation program consists of the following elements: Base Salary, Annual Cash Performance Bonuses, Equity-Based Compensation Awards and Pension Plan Benefits. We choose to pay each separate element with the intent of rewarding certain behaviors believed to be beneficial to the Company and to accomplish specific purposes, as described below.

        Base Salary is designed to:

  •
  Reward competencies of our executives relative to skills, position and contributions to the success of our Company; and

  •
  Provide a level of annual cash compensation competitive with the marketplace that recognizes contributions to the overall success of the Company and provides the potential to enjoy annual increases reflecting those contributions.

        Annual Cash Performance Bonuses are designed to:

  •
  Motivate employees to assist in the attainment of profitability; and

  •
  Foster a pay-for-performance culture that aligns our overall compensation programs with our business strategy and rewards employees for their contributions towards our goal of increasing profitability.

        Equity-Based Compensation awards are designed to:

  •
  Link compensation rewards to the creation of stockholder wealth; and

  •
  Encourage our management to work together for the common good by associating a material portion of compensation to the value of our common stock.

        Pension Plan benefits are designed to:

  •
  Provide competitive incentives to our executive officers to focus on long-term success of the Company; and

  •
  Provide a secure retirement after a long and productive career with the Company.

        The Compensation Committee believes that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and encourages executive recruitment and retention. In addition, the use of these programs enables us to reinforce our pay-for-performance philosophy as well as strengthen our ability to attract and retain highly qualified executives.

        The following table sets forth for each NEO the percentage that each element of compensation accounts for in such NEOs total compensation mix for fiscal 2009:

NEO	Base Salary	Annual Cash Performance Bonuses	Equity-Based Compensation Awards	Pension Plan Benefits	All Other Compensation
William Dillard II	16.5%	16.5%	9.2%	56.2%	1.6%
Alex Dillard	14.9%	16.8%	9.3%	57.6%	1.4%
James I. Freeman	28.0%	26.0%	1.7%	42.0%	2.3%
Mike Dillard	21.9%	20.3%	1.3%	54.4%	2.1%
Drue Matheny	18.8%	18.4%	1.1%	60.5%	1.2%

How We Determine Compensation

        Role of the Compensation Committee.    The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. In carrying out this function, the Compensation Committee strives to ensure that the total compensation paid to executive officers is fair, reasonable and competitive.

        The Compensation Committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain qualified management personnel and that compensation provided to our employees remains competitive relative to the compensation paid by our competitors. The Compensation Committee strives to achieve this objective by providing compensation packages that include a base salary, performance-based incentive bonuses and equity-based compensation.

        The Compensation Committee annually reviews compensation packages and amounts paid by our primary competitors and other family-founded and family-managed companies in structuring elements to be included in our compensation packages and determining compensation amounts. This review, along with the independent judgment exercised by members of the Compensation Committee, guides the Compensation Committee's decisions regarding the allocation of compensation amounts between long-term and currently paid compensation, and the allocation between cash and non-cash amounts.

        In administering our compensation package, the Compensation Committee attempts to foster a pay-for-performance culture providing executives with the opportunity to increase their level of overall compensation based on the financial performance of the Company as compared to the Company's operating budget. The Compensation Committee also takes into account how competitive pressures and economic conditions over which our executive officers may have little or no control can have an negative impact on the Company's financial performance.

        We believe that our compensation packages, and each individual element included, are competitive in our industry. Our programs are designed to allow our executives the opportunity to both increase their annual cash compensation through performance based bonuses and to capitalize on any increases in our stock price resulting from the Company's success.

        Role of Executive Officers in Compensation Decisions.    Our chief executive officer, president and chief financial officer provide input to the Compensation Committee regarding Company performance. However, the Compensation Committee exercises complete discretion in making all compensation decisions regarding cash compensation and equity awards for all of our executive officers.

        Role of Comparable Company Analysis in our Compensation Decisions.    In order to develop a competitive compensation package for our executive officers, the Compensation Committee compares our compensation package with those of a comparison group of companies. The comparison group is composed of department stores, specialty stores and other public companies that were family-founded and continue to be family-managed. A complete listing of the companies in the comparison group appears below:

Abercrombie & Fitch Co.	The Men's Wearhouse, Inc.	The Bon Ton Stores, Inc.
Aeropostale, Inc.	Nordstrom, Inc.	The Gap, Inc.
Charming Shoppes, Inc.	Retail Ventures, Inc.	The TJX Companies, Inc.
Chico's FAS, Inc.	SAKS Incorporated	Tiffany & Co.
The Children's Place Retail Stores, Inc.	Shoe Carnival, Inc.	Wet Seal, Inc.
J.C. Penney Company, Inc	Starbucks Corporation	Williams-Sonoma, Inc.
Macy's, Inc.	Stein Mart, Inc.
The McGraw-Hill Companies, Inc.	The Talbots, Inc.

        The Compensation Committee believes that the companies in the comparison group are comparable to the Company in operations, management style and culture (even though not all of the companies in our comparison group are included in the Standard & Poor's Supercomposite Department Stores Index). In addition to these comparisons, we believe that the number of senior executives retained by the Company is generally lower than the number of senior executives at other companies of similar size (although given consolidations and reorganizations in our industry it is not possible to be certain that our competitors continue to manage as they have historically). Nevertheless, the Compensation Committee believes that our executive management is placed closer in the chain of command to the associates for whom they are responsible. The benefit of this structure is that we are able to effectively manage our associates without unnecessary layers of intermediate managers. The Compensation Committee believes this approach increases the demands upon the executive's time and requires a greater depth of knowledge of operations than that of his/her peers in the comparison group.

Consequently, we believe that our executive officers' compensation should reflect this increased responsibility.

        While we do not specifically benchmark our compensation to these or other companies, our Compensation Committee annually performs a compensation regression analysis to companies in our comparable group and periodically surveys the compensation practices of those companies to assess our competitiveness. In doing so, we take into account factors such as the relative financial performance of those companies, as well as certain other factors the Compensation Committee believes differentiate us from those companies. These additional factors include the Company's homogenous, unified business plan of operating virtually identical department stores primarily in the southeastern and southwestern parts of the country that allows for more streamlined, cohesive operations and its flatter management structure.

Specific Elements of Our Compensation Program

Base Salary

        Our executive officers receive a base salary established by the Compensation Committee on an annual basis. Base salaries are set at the discretion of the Compensation Committee and, unlike the annual cash performance bonus and equity-based compensation awards, are not specifically related to any Company performance criteria. In establishing base salary levels, the Compensation Committee considers the aggregate compensation and benefits of the executive officers and bases any increase in salary on targets established by a regression analysis of salaries paid versus total revenues for our comparison group. The regression analysis relates each component of compensation expense to total revenue for each company in the comparison group and provides an expected level of aggregate compensation expense based on the Company's total revenue.

        Adjustments to the base salary level may be made based on various factors, including comparisons to base salaries paid by members of the comparison group and evaluation of the executive's level of responsibility and experience as well as Company-wide performance. The Compensation Committee also considers the executive's success in achieving business results, promoting our core values and demonstrating leadership. The Compensation Committee considers appropriate ranges of compensation given the level of position, and performance of the individual and the Company for the period under consideration. This is done to ensure that the executive understands (a) that his/her responsibility to the stockholders to increase long term value by increasing the value of the Company's stock is of greater importance than a guaranteed annual salary and (b) that a bonus tied to performance and profitability is at least equally as important as salary.

        For fiscal 2009, each named executive officer's base salary was as follows: William Dillard, II—$810,000, Alex Dillard—$720,000, Mike Dillard—$610,000, James I. Freeman—$610,000 and Drue Matheny—$580,000. The Compensation Committee assigned higher base salary amounts to Messrs. William Dillard, II and Alex Dillard to reflect their level of responsibility, experience, the importance of their respective positions within the Company, and their ability to affect stockholder value relative to other NEOs. Based on the challenging economic environment in fiscal 2009, the Compensation Committee determined not to approve any adjustment in base salary from the fiscal 2008 level. As resulted in the table above, fiscal 2009 base salaries for named executive officers were below the expected level of salaries produced by our regression analysis.

Annual Cash Performance Bonus

        Our compensation program includes performance bonuses payable under our Senior Management Cash Bonus Plan (the "Cash Bonus Plan") to reward executive officers based on our performance and the individual executive's contribution to that performance. Under the terms of the Cash Bonus Plan, performance bonuses may be paid only if the Company realizes positive net income before federal and state income taxes for the fiscal year, which we refer to as pre-tax income, and no bonus under the Cash Bonus Plan can exceed one percent of the Company's pre-tax income. This reflects a Company policy of requiring a certain level of financial and operational performance as compared to the Company's prior operating performance before any cash bonuses are earned by the named executive officers.

        Under the Company's Cash Bonus Plan, persons who occupy the following positions are eligible to receive bonuses:

  •
  Chief Executive Officer;

  •
  President;

  •
  Executive Vice Presidents; and

  •
  Senior Vice Presidents.

        From this pool of persons, the Compensation Committee, within 90 days after the start of a fiscal year and in its sole discretion, designates those individuals eligible to receive a cash performance bonus under the Cash Bonus Plan. In making its determination, the Compensation Committee considers the recommendation of senior management. For example, in the past, senior management has recommended that no bonuses be given to senior management as a group because of disappointing operating results and because other employees were not awarded bonuses. In addition to the Company's performance, the Compensation Committee takes into consideration the contribution of each executive officer to the Company's performance. In making this determination, the Compensation Committee may consider factors which are more individualized to specific circumstances which were unforeseen at the time the original allocations were made.

        When the Compensation Committee designates the individuals eligible to participate in the Cash Bonus Plan, it also designates the maximum percentage of the bonus pool each individual will be entitled to receive. At the beginning of each fiscal year, the Compensation Committee assigns a percentage of the bonus pool to each participant, taking into consideration the individual's level of responsibility for both operating results and management of the organization. The assigned percentage could vary from year to year. The year end amount of the individual's bonus is mathematically determined by applying this percentage to the bonus pool. In March 2009, the bonus pool for fiscal 2009 was allocated as follows: William Dillard II—29%; Alex Dillard—29%; James I. Freeman—14%; Mike Dillard—14%; and Drue Matheny—14%. The Compensation Committee assigned higher percentage amounts to Messrs. William Dillard, II and Alex Dillard to reflect their level of responsibility and ability to affect stockholder value relative to other NEOs.

        Bonuses are paid under the Cash Bonus Plan at the conclusion of the fiscal year from a bonus pool, which is equal to the sum of (x) 1 1/2% of the Company's pre-tax income for the fiscal year, plus (y) 3 1/2% of the increase in pre-tax income over the prior fiscal year. In fiscal 2009, our pre-tax income was $81,221,000. Since we incurred a pre-tax loss in fiscal 2008, the Compensation Committee also utilized $81,221,000 as the increase in pre-tax income. This resulted in a total available bonus pool of $4,050,000 for fiscal 2009.

        The following table sets forth for each named executive officer, such officer's: (i) assigned percent allocation of the fiscal 2009 bonus pool; (ii) actual percent allocation of the fiscal 2009 bonus pool, as adjusted to comply with Cash Bonus Plan limits; and (iii) actual bonus payment under the Cash Bonus Plan for fiscal 2009:

NEO	Assigned Percent Allocation of the Fiscal 2009 Bonus Pool	Actual Percent Allocation of the Fiscal 2009 Bonus Pool	Fiscal 2009 Cash Bonus Payment under Cash Bonus Plan
William Dillard, II	29%	20%	$812,000
Alex Dillard	29%	20%	$812,000
James I. Freeman	14%	14%	$567,000
Mike Dillard	14%	14%	$567,000
Drue Matheny	14%	14%	$567,000

        The Compensation Committee retains the discretion to reduce or eliminate any bonuses that might otherwise be due under the terms of the Cash Bonus Plan. The Compensation Committee also reserves the right to award smaller or no bonuses in order to conserve cash for operations or for other business opportunities that could either preserve or enhance stockholder value. The Compensation Committee cannot, however, increase the amounts payable under the Cash Bonus Plan. The Compensation Committee made no adjustments to the bonuses paid under the Cash Bonus Plan in fiscal 2009.

Equity-Based Compensation

        We believe that equity ownership in our Company is important to tie the ultimate level of an executive officer's compensation to the performance of our Common Stock and stockholder gains while creating an incentive for sustained growth. To meet these objectives, each member of our senior management team receives equity-based compensation through one or more of the following plans (each of which is further discussed below): a qualified defined contribution retirement plan (the "Retirement Plan"), the Dillard's, Inc. Stock Purchase Plan (the "Stock Purchase Plan"), The Dillard's, Inc. Stock Bonus Plan (the "Stock Bonus Plan"), and the 2000 Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan"). The amount of compensation provided through our Retirement Plan, Stock Bonus Plan and Stock Purchase Plan is tied directly to the aggregate amount of cash compensation paid in the forms of salary and cash bonuses.

        The equity-based compensation awarded under the Retirement Plan, Stock Purchase Plan and Stock Bonus Plan are established by a predetermined formula set forth in each plan. The Compensation Committee believes these formulas are appropriate and should not be altered. While the Compensation Committee technically has the discretion to alter the Stock Bonus Plan's formula, the Compensation Committee has never exercised this discretion since inception of the plan.

        The determination of whether to grant awards under the Stock Option Plan is made in the sole discretion of the Compensation Committee. In determining the appropriate level of equity-based compensation to be granted to a specific individual during any fiscal year under the Stock Option Plan, the Compensation Committee (i) considers the compensation practices of our comparison group, and (ii) exercises its own judgment as to the appropriate level of equity-based compensation to be granted for a company of our size and financial performance.

        Stock Option Grants.    Stock options may be awarded to our executive officers under our Stock Option Plan. These grants are used to provide long-term incentive compensation to our executive officers and tie their compensation directly to the market performance of our Common Stock. The exercise price for the options granted is 100% of the fair market value of the shares underlying such options on the date of grant and have value to the executive officers only if our stock price subsequently increases.

        The determination of whether to grant these awards to specific individuals, and the amount and timing of any such grants, is made in the sole discretion of the Compensation Committee. In making this determination, the Compensation Committee considers several factors, including but not limited to, the value of aligning the interests of managers with the interests of the Company and its stockholders, the possible dilutive effect on existing stockholders of stock option grants, the individual manager's contribution to profit and the price of the stock at the time of the grant. We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information or after announcement of unfavorable information. Compensation Committee meetings are held at least once annually. The timing of the grants is determined by the Compensation Committee. There are times when the Compensation Committee may grant stock options after quarter end and quarterly reports are filed with the SEC.

        Our executive officers, and primarily our chief executive officer, participate to a limited extent in the granting of stock options by recommending the granting of options to non-executive employees. The decision of whether to grant options, however, is left solely to the Compensation Committee.

        The Company granted no options during fiscal 2009 because the Compensation Committee determined that the stock options which had been granted in prior years were deemed sufficient for both retaining and rewarding the affected personnel.

        Retirement Plan.    The Retirement Plan permits executives to make elective contributions to the Retirement Plan of up to the lesser of $15,500 ($20,500 if the executive is at least 50 years old) or 75% of eligible pay. Company matching contributions are calculated on the eligible executive's first 6% of elective deferrals with the first 1% being matched 100% and the next 5% being matched 50%. All contributions are used to purchase Class A Common Stock at market prices.

        Stock Purchase Plan.    The Stock Purchase Plan allows executives to make contributions only to the extent they were prevented from contributing to the Retirement Plan because of nondiscrimination rules and dollar limitations of the Internal Revenue Code. Company matching contributions are calculated on the eligible executive's first 5% of elective deferrals and are matched 100%. All contributions to the Stock Purchase Plan are applied to the purchase of Class A Common Stock at market prices.

        Stock Bonus Plan.    The Stock Bonus Plan provides a stock grant award equal to 6% of each executive's annual total cash compensation in excess of $15,000 (less applicable withholding) divided by the current fair market value per share on the date that the stock bonus is granted. The Stock Bonus Plan was first ratified by the stockholders in 1991 and most recently ratified by the stockholders in 2009. It is exclusively for highly compensated employees. The Compensation Committee does not have any discretion to make any stock grants different from those required based on the formula set forth in the Stock Bonus Plan.

        Special Stock Bonus.    In reviewing the compensation paid in fiscal 2009, the Compensation Committee determined that, because of the formulaic and fixed nature of much of the Company's compensation program, the total compensation paid to Messrs. William Dillard, II and Alex Dillard did not adequately compensate them for the exemplary performance of the Company in fiscal 2009 or their individual contributions to that performance and resulting increase in stockholder value. As such, the Compensation Committee elected to award Messrs. William Dillard, II and Alex Dillard each a special stock bonus of 15,000 shares of the Company's Class A Common Stock, in consideration of their contributions to the Company's performance in fiscal 2009.

Pension Plan

        We also maintain a non-qualified defined benefit pension plan (the "Pension Plan") for our executive officers. The Pension Plan provides an annual award following retirement based upon the level of each officer's salary and bonus during the officer's tenure, as well as the total years of service provided to the Company. Specifically, the award is calculated by multiplying each officer's years of service by 1.5% and multiplying the result by the average of the highest three years of each officer's "pension earnings". Pension earnings are defined as total salary plus total bonus minus the maximum wage base for FICA withholding in that year.

        The Pension Plan complies with the requirements of Section 409A of the Internal Revenue Code and regulations issued by the United States Department of the Treasury (the "Treasury Regulations"). In addition, in order to provide for more stable retirement planning for the officers, because the inherent uncertainties surrounding a change-in-control might lead some officers to retire prematurely or leave the Company and as a result of published surveys of like provisions contained in similar plans maintained by other companies, the Pension Plan provides that the present value of the annual pension benefit determined as of the date of a change in control would be paid in a lump sum within 60 days of the change in control. For purposes of the Pension Plan, a "change in control" is deemed to occur upon the happening of any of the following: (i) any person or entity acquires more than 50 percent of the Class B common stock whether by direct sale, merger, consolidation, share exchange or other form of corporate reorganization, (ii) a majority of the members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election, or (iii) any person or entity acquires more than 80 percent the Company's assets. However, it will not be a "change in control" under the Pension Plan in any of the above instances if the acquirer in such transaction is either an entity controlled by the Company or controlled by the descendents of William Dillard or any spouse of any such descendants. All employees with a benefit accrued under the Pension Plan up to the date of the change in control are eligible and no further benefits are paid from the Pension Plan. For persons not yet eligible for early retirement, there is a 2 1/2% reduction in the amount of annual pension benefit for each year or partial year between the person's 65th birthday and the person's attained age on the date of the change in control. The lump sum payment is further reduced if necessary to prevent them from becoming "parachute payments" under Section 280G of the Internal Revenue Code. Additional information about such lump sum payments, including how the present value would be determined and the estimated lump sum pension benefits that each named executive office would have received if a change in control were to have occurred on the last business day of fiscal 2009 fiscal year is provided below under "Potential Payments upon Termination or Change in Control".

Other Benefits

        Health Insurance.    We provide an enhanced health insurance plan to our executive officers. This plan provides for their physical well being and insures that they are able to devote their energies to the management of the Company.

        Company Aircraft.    Executive officers are allowed access to Company-owned aircraft for both business flights as well as personal use. This benefit increases the level of safety and security for the executive officers as well as allowing them to make better use of their time by being able to travel more efficiently. The Company reports imputed income for income tax purposes for the value of any personal use based upon the Standard Industry Fare Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations. For purposes of the Summary Compensation Table below, the Company reports additional compensation for the NEOs based on the incremental cost for flights constituting personal use.

Tax Deductibility of Executive Compensation

        Within our performance-based compensation program, we aim to compensate our executive officers in a manner that is tax effective, but we do not let tax considerations drive compensation decisions. Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to publicly-held corporations for compensation in excess of $1,000,000 paid for any fiscal year to the corporation's chief executive officer or to any of its other three most highly compensated officers other than its chief executive officer or chief financial officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee has historically structured executive compensation in order to preserve its deductibility under Section 162(m). The Compensation Committee reserves the right, however, to grant or approve compensation or awards that may not be deductible when it believes such compensation or awards are in the best interests of the Company and its stockholders or are necessary to assure competitive total compensation for our executive officers.

Other Compensation Considerations

        Severance and Change in Control Arrangements.    We have not entered into agreements or arrangements to provide severance or change-in-control payments to any of our executives, other than with respect to the Pension Plan as described above. Our past practice has not included the payment of severance to any executives.

        Compensation Recovery Policy.    The Compensation Committee does not have a specific policy seeking reimbursement of compensation awards. However, it will evaluate on a case by case basis whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in material misconduct that caused, or partially caused, a restatement of financial results. If it should ever occur, when making this determination, the Compensation Committee will likely consider the totality of the circumstances surrounding the misconduct, including the intent of the officer in engaging in the misconduct and the expense which the company might have to incur seeking reimbursement as compared to the amount of reimbursement, and whether there were additional officers involved and, if so, the role played by the individual in the misconduct.

        Compensation Policies and Practices and Risk Management.    The Compensation Committee takes risk into consideration when reviewing and approving executive compensation and believes that the composition of total compensation should not encourage inappropriate or excessive risk-taking. The Company monitors the risk associated with its compensation program for all employees, including NEOs, as well as the components of our program and individual compensation decisions, on an ongoing basis. This ongoing assessment includes consideration of the primary design features of the Company's compensation plans and the process to determine incentive compensation eligibility and grant awards for employees and analysis of how those features could encourage or mitigate risk-taking. The Company believes that its compensation policies and practices for all employees, including NEOs, do not create risks that are reasonably likely to have a material adverse effect on the Company.

 Compensation Committee Report

        We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Dillard's, Inc. 2010 Annual Meeting of Stockholders Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement"). Based on the review and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.

                      Stock Option and Executive
                      Compensation Committee

                      Peter R. Johnson, Chairman
                      Warren A. Stephens
                      Nick White

 EXECUTIVE COMPENSATION

        The following table summarizes the total compensation earned or paid to our Named Executive Officers during fiscal years 2009, 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
William Dillard, II	2009	$810,000	$—	$454,235	(2)	$—	$812,000	$2,758,692	$76,955	$4,911,882
Chief Executive	2008	810,000	—	47,700		—	—	1,559,080	86,812	2,503,592
Officer	2007	810,000	—	196,346		—	—	1,569,288	219,702	2,795,336
Alex Dillard	2009	720,000	—	448,731	(3)	—	812,000	2,776,987	67,428	4,825,146
President	2008	720,000	—	42,300		—	—	508,104	78,241	1,348,645
	2007	720,000	—	190,946		—	—	1,065,809	211,229	2,187,984
Mike Dillard	2009	610,000	—	36,404		—	567,000	1,516,745	60,184	2,790,333
Executive Vice	2008	610,000	—	35,700		—	—	211,018	60,647	917,365
President	2007	610,000	—	107,389		—	—	398,587	125,929	1,241,905
Drue Matheny	2009	580,000	—	34,569		—	567,000	1,867,348	38,081	3,086,998
Executive Vice	2008	580,000	—	33,900		—	—	382,465	47,457	1,043,822
President	2007	580,000	—	105,517		—	—	1,178,938	124,317	1,988,772
James I. Freeman	2009	610,000	—	36,404		—	567,000	913,981	50,973	2,178,358
Senior Vice President	2008	610,000	—	35,700		—	—	199,405	58,974	904,079
and Chief Financial	2007	610,000	—	107,386		—	—	550,141	121,571	1,389,098
Officer

(1)
Reflects the amounts awarded in fiscal 2009 relaxing to stock grant awards pursuant to a special stock bonus and in fiscal 2009, 2008 and 2007 relating to stock grant awards pursuant to the Stock Bonus Plan. The amount reported in this column for each named executive officer reflects the aggregate fair value on the date of grant, as determined under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Stock Compensation).

(2)
Reflects $48,635 awarded in fiscal 2009 relating to stock grant awards pursuant to the Stock Bonus Plan and $405,600 awarded by the Compensation Committee on April 14, 2010 as a special stock bonus.

(3)
Reflects $43,131 awarded in fiscal 2009 relating to stock grant awards pursuant to the Stock Bonus Plan and $405,600 awarded by the Compensation Committee on April 14, 2010 as a special stock bonus.

(4)
Reflects amounts earned by NEOs under the Company's Cash Bonus Plan.

(5)
Reflects the increase in the present value of the accumulated benefit under the Corporate Officers Non-Qualified Pension Plan.

(6)
Other compensation includes amounts contributed to the Retirement Plan for the benefit of the NEOs, the incremental cost to the Company for personal use of Company aircraft by NEOs as well as the amount of premiums paid for health insurance for the NEOs as detailed in the table below:

	All Other Compensation
	Retirement Plan	Airplane Use(a)	Insurance	Total
William Dillard, II	$37,735	$7,334	$31,886	$76,955
Alex Dillard	33,062	2,480	31,886	67,428
Mike Dillard	28,298	—	31,886	60,184
Drue Matheny	25,889	—	12,192	38,081
James I. Freeman	27,423	—	23,550	50,973

(a)
The Company reports imputed income for income tax purposes for the value of any personal use of Company-owned aircraft based upon the Standard Industry Fare Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations. The amounts reported in this column reflect additional compensation for the executive officers based on the incremental cost for flights constituting personal use

2009 Grants of Plan-Based Awards

        The Company granted the awards below pursuant to the Stock Bonus Plan to the NEOs during the fiscal year ended January 30, 2010:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(1)	Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
William Dillard, II	March 13, 2009	(3)							7,916			$47,700
Alex Dillard	March 13, 2009	(3)							7,020			42,300
Mike Dillard	March 13, 2009	(3)							5,600			35,700
Drue Matheny	March 13, 2009	(3)							6,217			33,900
James I. Freeman	March 13, 2009	(3)							6,547			35,700

(1)
Reflects number of shares of stock granted after withholding applicable federal and state income tax.

(2)
The stock grant awards reflected in the table are not subject to vesting.

(3)
Reflects amounts earned by NEOs in fiscal 2008 under the Company's Stock Bonus Plan. Such awards are reported as 2008 compensation in the Summary Compensation Table. For more detailed information on the Stock Bonus Plan, including a general description of the procedure and formula utilized by the Company in determining the amounts payable, see the discussion and tables in the section titled "Compensation Discussion and Analysis" in this Proxy Statement.

Outstanding Equity Awards at 2009 Fiscal Year-End

        The following table sets forth information concerning stock options held by NEOs as of January 31, 2009:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares Or Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William Dillard, II	500,000	(1)	—		$25.740	1/24/2016
	127,683	(2)	—		$26.230	5/24/2011
Alex Dillard	500,000	(1)	—		$25.740	1/24/2016
	127,207	(3)	—		$26.455	5/24/2011
Mike Dillard	300,000	(1)	—		$25.740	1/24/2016
	61,559	(4)	—		$26.570	5/24/2011
Drue Matheny	300,000	(1)	—		$25.740	1/24/2016
	23,781	(5)	—		$24.730	5/24/2011
	34,139	(6)	—		$25.950	5/24/2011
James I. Freeman	300,000	(1)	—		$25.740	1/24/2016

(1)
Stock options were vested 100% upon grant on January 24, 2006.
(2)
Stock options were vested 100% upon grant on January 12, 2005.
(3)
Stock options were vested 100% upon grant on January 11, 2005.
(4)
Stock options were vested 100% upon grant on January 13, 2005.
(5)
Stock options were vested 100% upon grant on March 12, 2002.
(6)
Stock options were vested 100% upon grant on January 20, 2006.

2009 Option Exercises and Stock Vested

        The table below set forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during fiscal year 2009 by each of the NEOs.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William Dillard, II			7,916	$47,700
Alex Dillard			7,020	42,300
Mike Dillard			5,600	35,700
Drue Matheny			6,217	33,900
James I. Freeman			6,547	35,700

(1)
The number of shares reflected as underlying Stock Awards in the table represent grants during 2009 of stock grant awards pursuant to the Company's Stock Bonus Plan. These awards are not subject to vesting and, accordingly, are treated in this table as having "vested" upon grant. The amounts reflected as "Value Realized on Vesting" represent the market value of the shares on the date of grant.

2009 Pension Benefits

        The following table discloses the pension benefits and other information as of January 30, 2010 for the NEOs pursuant to the Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
William Dillard, II	Corporate Officers	41	$22,036,590	$—
	Non-Qualified Pension Plan
Alex Dillard	Corporate Officers	38	15,096,640	—
	Non-Qualified Pension Plan
Mike Dillard	Corporate Officers	38	7,673,301	—
	Non-Qualified Pension Plan
Drue Matheny	Corporate Officers	41	11,023,910	—
	Non-Qualified Pension Plan
James I. Freeman	Corporate Officers	22	4,479,718	—
	Non-Qualified Pension Plan

        The calculation of benefits under the Pension Plan is discussed in the Pension Plan portion of the Compensation Discussion and Analysis. The methodology and material assumptions used in quantifying the present value of the accumulated benefit are disclosed in Note 10 to the audited financial statements filed in the Company's annual report on Form 10-K for the fiscal year ended January 30, 2010.

Potential Payments Upon Termination or Change-in-Control

        In order to provide for more stable retirement planning for the officers, because the inherent uncertainties surrounding a change-in-control might lead some officers to retire prematurely or leave the Company and as a result of published surveys of like provisions contained in similar plans maintained by other companies, the Pension Plan was amended in 2007 to provide for a lump sum payment to be paid to participants within 60 days of a change-in-control of the Company.

        All employees with a benefit accrued under the Pension Plan up to the date of the change in control are eligible and no further benefits would be paid from the Pension Plan. The table below details the benefits that would be paid to the named executive officers, assuming a change-in-control occurred on January 30, 2010, the last day of fiscal 2009. The lump sum payment is equal to the present value of the annual pension benefit determined as of the date of the change in control. As discussed in the Compensation Discussion and Analysis, the amount of the lump sum payment is reduced in particular situations. For purposes of determining the lump sum payment, present value is determined by using the interest rate determined under Section 417(e) of the Internal Revenue Code for the month of December preceding the calendar year in which the change in control occurs and by using for post-retirement mortality the 1994 Group Annuity Reserving Mortality Table projected to 2002 based on a fixed blend of 50% of the uploaded male mortality rates and 50% of the uploaded female mortality rates.

NEO	Lump Sum Payment
William Dillard, II	$22,036,590
Alex Dillard	19,222,917
Mike Dillard	10,731,797
Drue Matheny	11,890,437
James I. Freeman	5,527,118

        We have not entered into agreements or arrangements to provide severance or change-in-control payments to any of our executives, other than the Pension Plan benefits described above.

 CERTAIN RELATIONSHIPS AND TRANSACTIONS

        The following list is a summary of transactions occurring during fiscal year 2009, or that are currently proposed, (i) in which the Company was or is to be a participant, (ii) where the annual amount involved exceeds $120,000, and (iii) in which the Company's executive officers, directors, nominees, principal stockholders and other related parties had a direct or indirect material interest or which the Company has chosen to voluntarily disclose:

  1.
  Denise Mahaffy, a Vice President of the Company, is a sibling of William Dillard, II, Drue Matheny, Alex Dillard and Mike Dillard. For fiscal 2009, the Company paid Denise Mahaffy total salary and bonus of $400,000. During fiscal 2009, the Company also made defined contributions for the benefit of Denise Mahaffy in the amount of $39,810 pursuant to its benefit plans.

  2.
  William Dillard, III, a Vice President of the Company, is the son of William Dillard, II. For fiscal 2009, the Company paid William Dillard, III total salary and bonus of $350,000. During fiscal 2009, the Company also made defined contributions for the benefit of William Dillard, III in the amount of $39,036 pursuant to its benefit plans.

  3.
  During 2009, media properties owned by Stephens Media Group received advertising fees from Dillard's and its affiliates of approximately $2,500,000. Warren A. Stephens is Co-Chairman and 50% owner of SF Holding Corp., which is the general partner of the partnership which owns Stephens Media Group.

  4.
  During 2009, Stephens Insurance, LLC received commissions from third parties of $1,117,000 in connection with the sale of voluntary insurance benefits to Dillard's employees. It is estimated that approximately $280,000 of this amount represents commissions from premiums paid by Dillard's on behalf of employee insurance programs. Stephens Insurance, LLC is wholly-owned by Warren A. Stephens.

        All related party transactions described above have been reviewed by the Board of Directors, which has determined the transactions are fair to the Company. It is the policy of the Board of Directors of Dillard's, Inc. which has been formally adopted in writing as a Board Resolution: (1) to require that related persons must disclose to the Board of Directors the material terms of any potential related party transaction, or any material amendment or modification of such a transaction, that may require disclosure in the proxy statement and (2) to provide that the Board of Directors establish in each individual case a group of disinterested directors with the responsibility to review such potential transaction, amendment or modification, to determine whether such transaction is fair to the Company and, if so, to approve or ratify the transaction. Due to the myriad of different situations which could present themselves to this group of directors, no specific standards to apply during review of a related party transaction have yet been developed.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Class A Common Stock, to file with the Securities and Exchange Commission and the NYSE initial reports of ownership and reports of changes in ownership of stock of the Company.

        Effective January 1, 2008, the Company amended its Retirement Plan. As a result of this amendment, the Company's Stock Purchase Plan, which allows executives to make contributions only to the extent that they were prevented from contributing to the Retirement Plan because of the nondiscrimination rules and dollar limitations of the Internal Revenue Code, no longer met all of the requirements for an "Excess Benefit Plan" pursuant to Rule 16b-3(b)(2) under the Exchange Act. Consequently, acquisitions of our Class A Common Stock under the Stock Purchase Plan by certain executive officers were not exempt from the reporting requirements of Section 16(a) of the Exchange Act pursuant to Rules 16b-3(c) and 16a-3(f)(1)(i)(B) under the Exchange Act (however these acquisitions continued to be exempt from potential liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d) under the Exchange Act). Upon realization of these facts early in 2009, Forms 4 to report the weekly acquisitions under the Stock Purchase Plan began to be timely filed. The following numbers of Forms 4 were filed to report the individual acquisitions that should have previously been reported: William Dillard, II (3 filings, 51 transactions); Alex Dillard (3 filings, 47 transactions); Mike Dillard (2 filings, 8 transactions); Drue Matheny (3 filings, 39 transactions); James I. Freeman (3 filings, 40 transactions); Paul J. Schroeder, Jr. (3 filings, 34 transactions); Burt Squires (3 filings, 35 transactions); Kent Burnett (3 filings, 37 transactions); Robin Sanderford (3 filings, 37 transactions); David Terry (2 filings, 27 transactions); Julie A. Taylor (2 filings, 21 transactions); and Steven K. Nelson (1 filing, 20 transactions).

        Except as disclosed in the preceding paragraph, to the Company's knowledge, based solely on a review of copies of reports provided by individuals subject to the reporting requirements of Section 16(a) of the Exchange Act to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended January 30, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

 AUDIT COMMITTEE REPORT

        The Audit Committee operates under a written charter adopted by the Board of Directors. Each of the members of the Audit Committee qualifies as an "independent" director under the applicable rules of the Securities and Exchange Commission and the NYSE listing standards relating to audit committees. The Board of Directors has determined that Peter R. Johnson is an audit committee financial expert and is independent of management as defined by rules of the Securities and Exchange Commission. The designation as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed by being a member of the audit committee or board of directors. The Audit Committee held ten meetings during the fiscal year ended January 30, 2010.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended January 30, 2010 with management and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The discussions with PricewaterhouseCoopers LLP included the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Also, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter regarding its independence required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and the Audit Committee has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

        Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended January 30, 2010.

Audit Committee of the Board of Directors,
Robert C. Connor, Chairman Peter R. Johnson R. Brad Martin

 PROPOSAL 2. RATIFICATION OF THE SELECTION OF THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Board of Directors recommends to the stockholders that they ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending January 29, 2011. In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider the view of the stockholders in determining its selection of the Company's independent public accountants for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and the stockholders. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        In April 2009, the Audit Committee conducted a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2010. The Audit Committee invited several firms to participate in this process, including Deloitte & Touche LLP ("Deloitte"), the Company's independent registered public accounting firm since fiscal 1988. As a result of this process and following careful deliberation, on May 4, 2009, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2010, and dismissed Deloitte from that role on May 5, 2009.

        Deloitte's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended January 31, 2009, and February 2, 2008, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended January 31, 2009, and February 2, 2008, respectively, and in the subsequent interim period through May 4, 2009, there were (1) no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (2) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Deloitte with a copy of the disclosures in this Proxy Statement prior to the time it was filed with the SEC. In the event Deloitte believed the disclosures were incorrect or incomplete, Deloitte was permitted to express its views in a brief statement to be included in this Proxy Statement. Deloitte did not submit such a statement as it did not believe that the disclosures were incorrect or incomplete.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

 INDEPENDENT ACCOUNTANT FEES

        The following table summarizes the fees billed by PricewaterhouseCoopers LLP for 2009 and Deloitte for 2008 for audit and other related fees:

	2009		2008
Audit Fees	$1,025,000		$1,889,548
Audit Related Fees	16,500	(1)	406,917	(4)
Tax Fees	350,554	(2)	—
All Other Fees	3,000	(3)	—

	$1,395,054		$2,296,465

(1)
Includes audits of Company sponsored employee benefit plans.

(2)
Includes review of income tax returns and appeals support services.

(3)
License for accounting research tool.

(4)
Includes audits of Company sponsored employee benefit plans, special review of controls and procedures ordered by the audit committee, procedures performed in conjunction with the acquisition of a business and the review of a registration statement.

        None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

        The policy of the Audit Committee requires it to pre-approve all audit and non-audit services to be performed by the independent accountant. During 2009, the Audit Committee approved all of the services described above under the captions "Audit Fees", "Audit Related Fees," "Tax Fees" and "All Other Fees" in accordance with this policy.

 OTHER MATTERS

        Management of the Company knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

        The Company's Annual Meeting of Stockholders in 2011 is scheduled to be held on Saturday, May 21, 2011. If a stockholder intends to submit a proposal to be included in the Company's proxy statement and form of proxy relating to the Company's 2011 Annual Meeting of Stockholders in accordance with Securities and Exchange Rule 14a-8, the proposal must be received by the Company at its principal executive offices not later than December 21, 2010. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement and related form of proxy for the Annual Meeting of Stockholders in 2011.

        Under the Company's by-laws, if a stockholder intends to submit a proposal at the Annual Meeting of Stockholders in 2011, and such proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting pursuant to SEC Rule 14a-8, the stockholder's notice of such proposal (including certain information specified in the by-laws) must be received by the Company's Secretary at the principal executive office of the Company no earlier than January 16, 2011 and no later than February 14, 2011. If a stockholder fails to submit the proposal within such time period, the proposal will not be considered at the Annual Meeting of Stockholders in 2011.

STOCKHOLDER COMMUNICATIONS

        Stockholders and other interested parties may direct communications to individual directors, to a Board committee, the non-management directors as a group or to the Board as a whole, by addressing the communication to the individual Director, the "Non-Management Members of the Board of Directors" or the "Board of Directors," as applicable, at 1600 Cantrell Road, Little Rock, Arkansas 72201. In general, any communications delivered to the corporate office for forwarding to the Board of Directors or specified Board members will be forwarded in accordance with its instructions. However, prior to the communications being forwarded to the Board member, the Corporate Secretary reviews communications and reserves the right not to forward to Board members any inappropriate materials.

GENERAL

        The Company's annual report for the fiscal year ended January 30, 2010 is being mailed with this Proxy Statement but is not to be considered as a part hereof. These materials are also available at http://investor.shareholder.com/dillards/annuals.cfm.

        The Company has adopted a procedure called "householding," which the SEC has approved. Under this procedure, the Company is delivering a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. Stockholders who participate in householding will continue to receive separate proxy cards. Upon request, the Company will promptly deliver a separate copy of this Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

        If you are a registered holder of Common Stock and would like to either request a separate copy of this Proxy Statement and the Annual Report, revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may do so by contacting the Company's stock transfer agent, Register and Transfer Company, via e-mail at info@rtco.com, by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572 or by calling 1-800-368-5948.

        Stockholders who own Common Stock in street name through a broker or other nominee should contact their brokers or nominees if they have questions, require additional copies of this Proxy Statement or Annual Report, or wish either to give instructions to household or to revoke their decision to household.

        The material in this Proxy Statement under the captions "Compensation Committee Report" and "Audit Committee Report" shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED UPON WRITTEN REQUEST TO:

DILLARD'S, INC.
Post Office Box 486
Little Rock, Arkansas 72203
Attention: James I. Freeman,
Senior Vice President,
Chief Financial Officer

By Order of the Board of Directors
PAUL J. SCHROEDER, JR. Vice President, General Counsel, Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date DILLARD'S, INC. M24041-P93961 DILLARD'S, INC. POST OFFICE BOX 486 LITTLE ROCK, AR 72203 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2010. 3. In their discretion, the proxies are authorized to consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. For All Withhold All For All Except 0 0 0 0 0 0 01) R. Brad Martin 02) Frank R. Mori 03) J.C. Watts, Jr. 04) Nick White 1. ELECTION OF DIRECTORS Class A Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on May 13, 2010 for all shares related to the 401(k) Plan. All other shares reflected on this proxy card may be voted until 11:59 p.m. on May 14, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 13, 2010 for all shares related to the 401(k) Plan. All other shares reflected on this proxy card may be voted until 11:59 p.m. on May 14, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors of the Company recommends voting FOR this proposal The Board of Directors of the Company recommends voting FOR this proposal THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby appoints William Dillard, II and Paul J. Schroeder, Jr., or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute to represent and vote, as designated on the reverse side, all the shares of the Class A Common Stock of Dillard's, Inc. held of record by the undersigned on March 31, 2010 at the annual meeting of stockholders to be held on May 15, 2010, or any postponement or adjournment thereof. To the extent that the voting of this proxy card relates to shares held through the Dillard's, Inc. Investment & Employee Stock Ownership Plan ("401(k) Plan"), by signing this proxy card, the undersigned participant hereby instructs Merrill Lynch Bank & Trust Co., FSB, Trustee for the 401(k) Plan to exercise the voting rights relating to any shares of Class A Common Stock of Dillard's, Inc. allocable to his or her account(s) as of March 31, 2010. For shares voted by mail, this instruction and proxy card is to be received by the tabulation agent (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by May 13, 2010. For shares voted by phone or Internet, the deadline is 11:59 p.m. Eastern on May 13, 2010. The Trustee will vote all shares for which specific direction is received by the deadline in accordance with such specific direction. All shares held in the 401(k) Plan for which no specific voting direction is received by the Trustee by the deadline will be voted in accordance with the Board's recommendations. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Dillard's, Inc. Post Office Box 486 Little Rock, Arkansas 72203 Telephone No. (501)376-5200 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. M24042-P93961

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date DILLARD'S, INC. M24043-Z52265 DILLARD'S, INC. POST OFFICE BOX 486 LITTLE ROCK, AR 72203 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2010. 3. In their discretion, the proxies are authorized to consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. For All Withhold All For All Except 0 0 0 0 0 0 01) Robert C. Connor 02) Alex Dillard 03) Mike Dillard 04) William Dillard II 1. ELECTION OF DIRECTORS Class B Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors of the Company recommends voting FOR this proposal The Board of Directors of the Company recommends voting FOR this proposal THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. 05) James I. Freeman 06) H. Lee Hastings 07) Drue Matheny 08) Warren A. Stephens

The undersigned hereby appoints William Dillard, II and Paul J. Schroeder, Jr., or either of them, as proxies and attorneys-in-fact each with the power to appoint his substitute to represent and vote, as designated on the reverse side, all the shares of the Class B Common Stock of Dillard's, Inc. held of record by the undersigned on March 31, 2010 at the annual meeting of stockholders to be held on May 15, 2010, or any postponement or adjournment thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Dillard's, Inc. Post Office Box 486 Little Rock, Arkansas 72203 Telephone No. (501)376-5200 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M24044-Z52265 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

OUTSTANDING STOCK; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
PROPOSAL 1. ELECTION OF DIRECTORS
Board Recommendation
Vote Required
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Report
EXECUTIVE COMPENSATION
Summary Compensation Table
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL 2. RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
INDEPENDENT ACCOUNTANT FEES
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING
STOCKHOLDER COMMUNICATIONS
GENERAL